EXHIBIT 1

November 14, 2000

Office of the Chief Accountant
SECPS Letter file
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:      Pioneer Oil and Gas
         File Ref. No. 0-30472

Dear Sir/Madam:

This is to notify you that on November 13, 2000, the client/auditor relationship with Pioneer Oil & Gas ceased. In addition, we have reviewed the Form 8-k dated November 14, 2000 filed by the above registrant regarding the change of auditors and agree with the representations made therein.

                                                Sincerely,

                                               /S/ Tanner & Co.